UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 15, 2019
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of Principal Executive Offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

Moog Inc. (the “Company”) entered into the Fifth Amended and Restated Loan Agreement (the “Agreement”), dated as of October 15, 2019 by and among the Company, the lenders party thereto (the “Lenders”) and HSBC Bank USA, National Association as Administrative Agent for the Lenders.
The Agreement amended the terms of the Company's Fourth Amended and Restated Loan Agreement dated as of March 28, 2013. Among other matters, this Agreement extends the maturity of the credit facility from June 28, 2021 to October 15, 2024.
The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fifth Amended and Restated Loan Agreement dated as of October 15, 2019 by and among the Company and the lenders parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	October 21, 2019	By:	/s/ Michael J. Swope
		Name:	Michael J. Swope
Controller

EXHIBIT INDEX

Exhibit	Description
10.1	Fifth Amended and Restated Loan Agreement dated as of October 15, 2019 by and among the Company and the lenders parties thereto.